Exhibit 99.(l)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (No. 333-283621) (the “Registration Statement”) of our report dated March 20, 2025 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 24, 2025